Exhibit 10.2

[Execution Version]

CONFIDENTIAL

PUT OPTION AGREEMENT

by and between

SURGEPAYS, INC., as Holder

and

EMERALD SHOALS TARGETED OPPORTUNITIES FUND LP, as Fund

Acknowledged by GPOX

Dated as of September 7, 2026

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[Execution Version]

PUT OPTION AGREEMENT (this “Agreement”) is made as of September 7, 2026, by and between SurgePays, Inc., a Nevada corporation (“Holder”), and Emerald Shoals Targeted Opportunities Fund LP, an Ohio limited partnership (“Fund”), and is acknowledged by GPO Plus, Inc., a Nevada corporation (“GPOX”), solely as expressly provided herein.

This Agreement is delivered in connection with the Asset Purchase Agreement dated as of September 7, 2026 among Holder, GPOX and ClearLine Apps, LLC (the “Purchase Agreement”). Under the Purchase Agreement, Holder is receiving 25,000,000 shares of GPOX Series D Convertible Preferred Stock solely in satisfaction of the $27,500,000 ClearLine Purchase Price. Fund and/or its affiliates are, as of the date of this Agreement, the largest holder(s) of the common stock of GPOX and, on that basis, are willing to grant Holder the Put Option set forth herein on the terms of this Agreement. The parties intend the Put Option to be a separate obligation of the Fund and not an obligation, guarantee or indebtedness of GPOX.

The Put Option is granted as a freestanding financial instrument separate from the terms of the Series D Preferred, shall be carried by Holder as a financial asset at fair value, and shall be carried by Fund as a liability at fair value, in each case in accordance with applicable generally accepted accounting principles.

ARTICLE I

DEFINITIONS

1.1 Defined Terms. “Closing Date” means the closing date under the Purchase Agreement. “Exercise Date” means the third anniversary of the Closing Date. “Exercise Period” means the period beginning on the Closing Date and ending at 11:59 p.m. Las Vegas time on the 90th consecutive day following the Exercise Date. “Series D Preferred” means the 25,000,000 shares of GPOX Series D Convertible Preferred Stock issued to Holder at Closing. “Strike Price” means $27,500,000 in the aggregate, which shall not be increased or decreased by the recapitalization adjustments described in Section 2.3. “Underlying Shares” means the unconverted Series D Preferred then subject to this Agreement, or proportionately adjusted securities received in a permitted recapitalization under Section 2.3, and includes Common Stock (as defined below) issued upon voluntary conversion any Series D Preferred. “Settlement Date” means the tenth Business Day after a valid Exercise Notice, or an earlier date agreed in writing. “Put Exercise Period,” as used in Section 1.8 of the Purchase Agreement, means the Exercise Period defined in this Agreement. “Business Day” means any day other than a Saturday, Sunday or day on which commercial banks in Las Vegas, Nevada are authorized or required to close.

1.2 Purchase Agreement Terms. Capitalized terms not defined here have the meanings given in the Purchase Agreement. The definition of “Seller’s Knowledge” in Section 1.14 of the Purchase Agreement applies where that term is used.

ARTICLE II

THE PUT OPTION

2.1 Grant. Fund irrevocably grants Holder the right, exercisable only during the Exercise Period and subject to this Agreement, to require Fund to purchase all, but not less than all, of the Underlying Shares for the Strike Price (the “Put Option”).

2.2 Conversion. Holder may convert the Series D Preferred or transfer the Underlying Shares at any time, subject to Article IV. If Holder converts any Underlying Shares into shares of Common Stock at any time prior to the Settlement Date, this Put Option shall attach to, and continue in effect with respect to, the shares of Common Stock at the same aggregate Strike Price proportionally, such shares shall thereafter constitute Underlying Shares for all purposes of this Agreement, and Holder shall give Fund written notice of the conversion within five Business Days.

2.3 Fixed Strike Price; Adjustments. The aggregate Strike Price is fixed at $27,500,000. A stock split, reverse stock split, stock dividend, combination, recapitalization, reclassification or similar event shall result only in proportionate adjustments necessary to preserve the same aggregate economic position and shall not increase or decrease the aggregate Strike Price.

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[Execution Version]

2.4 Unconditional Fund Obligation. Upon a valid exercise, Fund’s obligation to purchase the Underlying Shares and pay the Strike Price is absolute, unconditional and irrevocable, subject only to Holder’s delivery of the Underlying Shares free and clear of liens and the material accuracy of Holder’s authority and title representations at Settlement. Fund’s payment obligation is not affected by GPOX’s operating performance, financial condition, market price, the performance of the acquired business or a defense, setoff or counterclaim Fund may have against GPOX.

2.5 No GPOX Payment Obligation. GPOX is not the obligor under the Put Option. Nothing in this Agreement creates indebtedness, a guarantee, reimbursement, funding commitment, indemnity for Fund’s payment, redemption obligation, assumption, joint liability or deferred or contingent purchase-price obligation of GPOX or any GPOX subsidiary with respect to the Strike Price or any other payment obligation of Fund, including interest and collection costs. Fund alone is responsible for those payments. GPOX’s administrative cooperation, consent rights and pre-consent to settlement transfer do not create any such payment obligation.

ARTICLE III

EXERCISE AND SETTLEMENT

3.1 Exercise Notice. Holder exercises by delivering an irrevocable written Exercise Notice to Fund during the Exercise Period stating that Holder elects to sell all Underlying Shares, the $27,500,000 Strike Price and Holder’s wire instructions. An Exercise Notice validly delivered during the Exercise Period remains effective through settlement and enforcement even if the Settlement Date or payment occurs after expiration of that period.

3.2 Settlement. On the Settlement Date, Fund shall pay the Strike Price in immediately available U.S. funds against Holder’s simultaneous delivery of the Underlying Shares free and clear of liens and other encumbrances, subject only to applicable securities laws. GPOX irrevocably pre-consents to this settlement transfer under Section 7.1 and Section 1.9 of the Purchase Agreement; no additional GPOX consent is required. Settlement remains subject to applicable securities laws and the express conditions of this Agreement. Title passes upon payment.

3.3 Failure to Pay. If Fund fails to pay the Strike Price when due, the unpaid amount shall bear interest at 12% per annum from the Settlement Date until paid. Such interest and rate shall constitute a late-payment penalty only, and such interest and rate are not intended to serve as an indicator of the market rate for the Put Option obligation. Holder retains the Underlying Shares until paid in full and may recover the unpaid amount, accrued interest and reasonable documented collection costs, including attorneys’ fees, in addition to specific performance and other available remedies.

3.4 Taxes and Transfer Costs. Each party bears its own income taxes arising from settlement. Fund bears transfer-agent and documentary transfer costs directly arising from transfer of the Underlying Shares to Fund.

ARTICLE IV

TRANSFER RESTRICTIONS

4.1 Free Transferability of Underlying Shares. Holder may sell, assign, transfer, pledge, hypothecate, encumber or otherwise dispose of the Underlying Shares at any time, in whole or in part, without the consent of GPOX or Fund, subject only to compliance with applicable securities laws and Section 4.2 below.

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[Execution Version]

4.2 No Separate Transfer of Put. If Holder sells or otherwise transfers the Underlying Shares, the Put Option shall be transferred with such Underlying Shares, but the Put Option may not be transferred separately from all Underlying Shares to which it relates, whether before or after the Exercise Date, unless Fund and Holder expressly agree otherwise in writing. Any transferee of Underlying Shares to which the Put Option relates shall assume Holder’s obligations under this Agreement in writing as a condition to the Put Option remaining in effect with respect to those shares. Holder shall give Fund written notice of any transfer, and Fund shall perform in favor of the transferee on the terms of this Agreement.

4.3 Restriction on Fund Assignment. Fund may not assign, delegate, transfer or otherwise dispose of any obligation to pay the Strike Price or otherwise perform this Agreement without the prior written consent of both Holder and GPOX. Any purported assignment, delegation or transfer in violation of this Section is void and ineffective. Consent to an assignment or delegation does not itself impose any payment obligation on GPOX or its subsidiaries.

ARTICLE V

INFORMATION AND WARRANT

5.1 Audit, Valuation and Reporting Cooperation. At Closing, Fund shall provide the confidential financial information and confirmations reasonably requested by Holder for the purposes described in this Section. Thereafter through termination of this Agreement, Fund shall provide Holder with annual financial statements and such additional confidential financial information and confirmations as Holder may reasonably require in connection with its public-company reporting, PCAOB audit obligations, valuation of the Put Option and related financial-statement disclosures. Fund shall also reasonably cooperate, subject to appropriate confidentiality protections, with requests from GPOX’s auditors or independent valuation specialists to the extent reasonably necessary to evaluate the Put in connection with accounting for the transactions contemplated by the Purchase Agreement. Holder and GPOX shall protect Fund’s nonpublic information and may disclose it only to representatives, auditors and valuation specialists subject to appropriate confidentiality obligations, to regulators or as required by law. Nothing in this Section requires Fund to maintain a minimum net worth or liquidity level or provide escrow, collateral, guarantees or other credit support. Holder, Fund and GPOX each represent that they have disclosed to the other parties all written or oral agreements, understandings, commitments and compensation arrangements affecting the transaction economics, the Series D, Put or Warrant, and shall promptly disclose any later agreement or arrangement to the other parties and, on a confidential basis, their auditors and valuation specialists.

5.2 Warrant. As consideration for Fund entering into and standing ready to perform this Agreement, GPOX shall issue to Fund at Closing a five-year Common Stock purchase warrant for 15,000,000 shares, divided into three tranches of 5,000,000 shares exercisable at $0.05, $0.15 and $0.25 per share, respectively, in accordance with Sections 1.11, 5.2(f) and 5.3 of the Purchase Agreement. The Warrant term begins on issuance at Closing. The final Warrant instrument shall reflect these economics and be executed and delivered at Closing. The Warrant is separate from Fund’s obligation to pay the Strike Price.

5.3 Accounting Responsibility. Consistent with Section 4.6 of the Purchase Agreement, each party remains solely responsible, in consultation with its auditors and advisers, for its own accounting conclusions, financial statement presentation and securities-law disclosures.

ARTICLE VI

REPRESENTATIONS

6.1 Fund. Fund represents on the date of this Agreement, Closing and Settlement that it is duly organized and validly existing; has authority to enter into and perform this Agreement; has duly authorized this Agreement; this Agreement is binding on Fund subject to customary bankruptcy and equitable principles; required internal approvals have been obtained; and Fund is an accredited investor for purposes of acquiring the Underlying Shares at Settlement.

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[Execution Version]

6.2 Holder. Holder represents on the date of this Agreement, Closing and Settlement that it is duly organized and validly existing under Nevada law; has authority to enter into and perform this Agreement; has duly authorized this Agreement; and at Settlement it will hold and deliver the Underlying Shares free and clear of liens and other encumbrances other than restrictions arising under applicable securities laws.

ARTICLE VII

GPOX ACKNOWLEDGMENT

7.1 GPOX Pre-Consent to Put Settlement Transfer; Limited Acknowledgment. Notwithstanding any general transfer restriction in the Purchase Agreement, the Series D Preferred or this Agreement, GPOX hereby irrevocably consents to the transfer of the Underlying Shares from Holder to Fund solely in connection with a valid exercise and settlement of the Put Option in accordance with this Agreement. No additional GPOX consent shall be required for that settlement transfer. GPOX shall reasonably instruct its transfer agent to record the transfer upon payment in full by Fund of the Strike Price and satisfaction of the express settlement conditions, subject to applicable securities laws. This consent does not constitute a guarantee, reimbursement obligation, funding commitment, redemption obligation or assumption by GPOX of any Fund payment obligation. GPOX shall maintain sufficient authorized and unissued Common Stock for conversion of outstanding Series D Preferred and exercise of the Warrant, including 25,000,000 shares for Series D conversion and 15,000,000 shares for Warrant exercise at Closing, as required by Section 1.12 of the Purchase Agreement. The reserve supports valid conversion from Closing under Section 2.2. As of September 3, 2026, GPOX has 250,000,000 authorized shares of common stock, par value $0.0001 per share (“Common Stock”), of which 117,664,989 shares are outstanding, consisting of 66,304,340 restricted shares and 51,360,649 unrestricted shares.

7.2 No Broader Third-Party Rights. Except for GPOX’s express obligations in Sections 5.1 and 5.2 and this Article and its separate obligations under the Purchase Agreement and related securities instruments, this Agreement is solely between Holder and Fund.

ARTICLE VIII

MISCELLANEOUS

8.1 Notices. Notices shall be in writing and delivered by nationally recognized overnight courier or email to the applicable notice address designated in this Section or subsequently designated by written notice under this Section. A courier notice is effective upon actual delivery shown by the courier’s delivery record. An email notice is effective at the time of successful transmission to the designated email address, evidenced by a sent-message record and confirmation of successful transmission, provided the sender receives no automated notice of non-delivery. No acknowledgment or consent of the recipient is required. All times are determined in Las Vegas, Nevada. An Exercise Notice must become effective within the Exercise Period; there is no automatic extension to the next Business Day. Changes to notice details become effective only upon delivery of the change notice and do not invalidate notices already validly delivered. Initial notices to Holder shall be sent to SurgePays, Inc., 3124 Brother Blvd., Suite 104, Bartlett, Tennessee 38133, Attention: Chief Executive Officer, [redacted]. Initial notices to GPOX shall be sent to 3571 E. Sunset Road, Suite 300, Las Vegas, Nevada 89120, Attention: Chief Executive Officer, [redacted]. Initial notices to Fund shall be sent to Michael Layman, PO Box 669, New Albany, Ohio, 43054, Attention: Michael Layman, General Partner, [redacted]. Fund’s legal identity and notice details shall be completed before signing.

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[Execution Version]

8.2 Governing Law; Venue. Nevada law governs. Holder and Fund submit to the exclusive jurisdiction of the state and federal courts in Clark County, Nevada and waive objections to venue and inconvenient forum.

8.3 Jury Trial Waiver. EACH PARTY KNOWINGLY AND VOLUNTARILY WAIVES TRIAL BY JURY IN ANY PROCEEDING ARISING FROM THIS AGREEMENT.

8.4 Specific Performance. The parties acknowledge that breach may cause irreparable harm and that specific performance and injunctive relief may be appropriate in addition to damages, without posting bond to the extent permitted by law.

8.5 Amendment. This Agreement may be amended only in a writing signed by Holder and Fund; any amendment affecting GPOX’s express obligations or rights under this Agreement, including transfer-consent rights, also requires GPOX’s written consent.

8.6 Expenses. Each party bears its own expenses in connection with this Agreement unless expressly agreed otherwise in writing.

8.7 Entire Agreement; Counterparts. This Agreement and the related Transaction Documents constitute the entire agreement regarding the Put Option. This Agreement may be executed in counterparts and by electronic signature.

8.8 Termination. This Agreement terminates upon the earliest of (a) full settlement of a valid exercise, (b) expiration of the Exercise Period without exercise, (c) conversion of all Underlying Shares by Holder in accordance with Section 2.2, or (d) written agreement of Holder and Fund, with GPOX consent if its rights are affected. Accrued payment obligations, remedies, confidentiality obligations relating to Fund information, and Article VIII survive as applicable. A timely valid exercise and the related payment, delivery, information-cooperation and enforcement obligations survive expiration of the Exercise Period until settlement or final resolution.

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[Execution Version]

SIGNATURE PAGE

SURGEPAYS, INC.

By:	/s/ Kevin Brian Cox
Name:	Kevin Brian Cox
Title:	Chief Executive Officer

EMERALD SHOALS TARGETED OPPORTUNITIES FUND LP

By:	/s/ Michael Layman
Name:	Michael Layman
Title:	Authorized Signatory

ACKNOWLEDGED AND AGREED solely as provided in Sections 5.1 and 5.2 and Article VII and with respect to GPOX’s express consent rights:

GPO PLUS, INC.

By:	/s/ Brett H. Pojunis
Name:	Brett H. Pojunis
Title:	Chief Executive Officer

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